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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Interstate Bakeries Corporation, Interstate Brands Corporation and Interstate Brands West Corporation on Form S-3 of our reports dated August 11, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of Interstate Bakeries Corporation for the year ended June 3, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


DELOITTE & TOUCHE LLP
Kansas City, Missouri
November 22, 2000